For Release 1 p.m. PDT
March 27, 2008

Trubion Initiates Phase 1/2 Study of TRU-016 in CLL, Announces Next-Generation Product Candidate
for RA and Provides Product Pipeline Update

First Patient Dosed in Phase 1/2 Trial of TRU-016, Trubion’s Proprietary Product Candidate

SBI-087 for RA Expands Trubion’s Family of Customized, Differentiated Product Candidates

SEATTLE, March 27, 2008—Trubion Pharmaceuticals, Inc. (NASDAQ: TRBN) today announced that it has initiated a Phase 1/2 clinical trial of TRU-016, the company’s lead proprietary Small Modular ImmunoPharmaceutical (SMIP™) drug candidate, for the treatment of chronic lymphocytic leukemia (CLL). The company also announced a new, next-generation product candidate for clinical evaluation and provided an update on its product pipeline.

TRU-016 for CLL and NHL
Trubion today announced that patient dosing has commenced in its Phase 1/2 clinical trial of TRU-016 for CLL. The open label clinical trial is composed of two parts: a Phase 1 dose escalation study designed to evaluate the safety, tolerability and pharmacokinetics of TRU-016; and a Phase 2 expansion cohort designed to further evaluate safety and to estimate clinical activity of TRU-016 in patients with previously treated CLL or small lymphocytic leukemia. Trubion currently retains all development and commercialization rights for the TRU-016 program.

This Phase 1/2 clinical trial is designed to enroll patients who have undergone at least one prior therapy and have relapsed CLL or small lymphocytic leukemia. Efficacy will be evaluated according to disease response and progression status per the International Response Criteria for CLL. Participants will receive intravenous administration of TRU-016 over a four-week period.

“This is an important milestone for our proprietary program and we look forward to the results of TRU-016’s ongoing clinical evaluation,” said Peter Thompson, M.D., FACP, president, CEO and chairman of Trubion. “Our proprietary product candidate, TRU-016, has demonstrated potent anti-tumor activity in pre-clinical evaluation and may provide patients with improved therapeutic options or benefits when used alone or in conjunction with chemotherapy or CD20-targeted immunopharmaceuticals.”

SBI-087 for RA
Trubion also announced today that its collaboration partner Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), has filed an investigational new drug (IND) application for SBI-087 for rheumatoid arthritis (RA), and clinical trial sites are preparing to enroll patients in a Phase 1 study. In collaboration with Trubion, Wyeth Pharmaceuticals is developing SBI-087 and other CD20-directed products. SBI-087 for RA builds on Trubion and Wyeth’s clinical experience with Trubion’s lead compound, TRU-015, and is based on Trubion’s Small Modular ImmunoPharmaceutical (SMIP™) technology.

With SBI-087, Trubion’s pipeline now includes two differentiated compounds under development for the treatment of autoimmune and inflammatory diseases. Trubion and Wyeth are leveraging Trubion’s SMIP™ technology to create a portfolio of product candidates with customized mechanisms of action in an effort to optimize patient safety, efficacy and convenience.

The Phase 1 SBI-087 dose escalation clinical trial is designed to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of a single dose of SBI-087 in patients with RA. Pre-clinical research suggests that SBI-087, a fully humanized CD20-directed SMIP, has enhanced potency in B-cell depletion in vivo compared to Rituxan and other CD20-directed therapies.

TRU-015 for RA
In addition to SBI-087, Trubion also announced today the protocol details and design of the next Phase 2b study of TRU-015 for patients with RA that Trubion believes could be supportive of a registration package. The randomized, parallel, double-blind, placebo-controlled, dose regimen-finding study will evaluate the safety and efficacy of two dosing regimens administered to approximately 216 patients with active seropositive RA on a background of methotrexate. The primary outcome measurement for the TRU-015 Phase 2b study will include the American College of Rheumatology (ACR) 50 response measured at 24 weeks. Secondary outcome measurements will be ACR 20 and 70 and DAS-28 responses. This study is currently preparing for participant recruitment.

“SBI-087 strengthens our product pipeline and leverages the combined clinical experience of our strategic collaboration with Wyeth,” added Dr. Thompson. “We believe that SBI-087 and TRU-015 together will play an important role in improving patient care and helping us establish category leadership in autoimmune and inflammatory diseases.”

TRU-015 and SBI-087 for SLE
Wyeth intends to pursue clinical evaluation of SBI-087 in Systemic Lupus Erythematosus (SLE) and an investigational new drug filing is expected by the end of the year. As a result, Wyeth no longer intends to evaluate TRU-015 in a planned Phase 1 study originally designed to determine how the body absorbs and chemically changes a single infusion of TRU-015 in subjects with kidney disease caused by lupus. No patients were enrolled in the planned TRU-015 Phase 1 study.

TRU-015 for NHL
Trubion also announced today that Wyeth, in reviewing the competitive landscape for CD20-directed therapies, has determined not to pursue such therapies for oncology indications and, as a result, has discontinued clinical development of TRU-015 for non-Hodgkin’s lymphoma.

In addition to TRU-015 and SBI-087, additional projects under the Wyeth collaboration continue to be pursued for undisclosed indications.

About Trubion
Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy, and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP™, therapeutics, and are designed using its custom drug assembly technology. Trubion’s lead product candidate, TRU-015, has completed a Phase 2b clinical trial for the treatment of rheumatoid arthritis and additional projects under the Wyeth collaboration are being pursued for the treatment of Systemic Lupus Erythematosus and other undisclosed indications. Trubion’s proprietary product candidate, TRU-016, is a novel CD37-targeted therapy for the treatment of B-cell malignancies currently in Phase 1/2 clinical evaluation. In addition to Trubion’s current product candidates, the company is also developing additional alliance and proprietary product candidates that build on its product development experience. More information is available in the investors section of Trubion’s website: investors.trubion.com.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements include, but are not limited to, those related to the company’s future clinical development programs and the timing thereof, the company’s expected financial and operating results, future clinical development plans, the details of the clinical trials and the results and timing thereof, and the timing of regulatory applications and action. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, risks associated with the company’s Wyeth collaboration, including Wyeth’s control over development timelines, the risks that the Company is unable to advance its clinical development programs and regulatory applications and action at the rate it expects, the risk that the Company does not achieve the financial and operating results it expects and such other risks as identified in the company’s quarterly report on Form 10-K for the period ended December 31, 2007, and from time to time in other reports filed by Trubion with the U.S. Securities and Exchange Commission. These reports are available on the Investors page of the company’s corporate Web site at http://www.trubion.com. Trubion undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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For more information, contact:

Trubion Pharmaceuticals Inc.
Jim DeNike
Senior Director, Corporate Communication
(206) 838-0500
jdenike@trubion.com

Waggener Edstrom Healthcare
Jenny Moede
Senior Vice President
(503) 443-7000
jmoede@waggeneredstrom.com

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